CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276865 on Form S-6 of our report dated April 9, 2024, relating to the financial statements of FT 11370, comprising Dow(R) Target Dvd. 2Q ‘24 - Term 7/9/25 (The Dow(R) Target Dividend Portfolio, 2nd Quarter 2024 Series); S&P Dvd. Aristocrats Target 25 2Q ‘24 - Term 7/9/25 (S&P Dividend Aristocrats Target 25 Portfolio, 2nd Quarter 2024 Series); S&P Target 24 2Q ‘24 - Term 7/9/25 (S&P Target 24 Portfolio, 2nd Quarter 2024 Series); S&P Target SMid 60 2Q ‘24 - Term 7/9/25 (S&P Target SMid 60 Portfolio, 2nd Quarter 2024 Series); Target Divsd. Dvd. 2Q ‘24 - Term 7/9/25 (Target Diversified Dividend Portfolio, 2nd Quarter 2024 Series); Target Focus 4 2Q ‘24 - Term 7/9/25 (Target Focus Four Portfolio, 2nd Quarter 2024 Series); Target Global Dvd. Leaders 2Q ‘24 - Term 7/9/25 (Target Global Dividend Leaders Portfolio, 2nd Quarter 2024 Series); Target Growth 2Q ‘24 - Term 7/9/25 (Target Growth Portfolio, 2nd Quarter 2024 Series); Target VIP 2Q ‘24 - Term 7/9/25 (Target VIP Portfolio, 2nd Quarter 2024 Series); and Value Line(R) Target 25 2Q ‘24 - Term 7/9/25 (Value Line(R) Target 25 Portfolio, 2nd Quarter 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 9, 2024